UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

225 Liberty Street

New York, NY 10281

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jan Singer, 55, was appointed Chief Executive Officer of J. Crew Group, Inc. (the “Company”) and elected to the Board of Directors of the Company (the “Board”) on January 27, 2020, in each case, with an effective date of February 2, 2020.  Ms. Singer has over 25 years of retail experience and most recently was the Chief Executive Officer of Victoria’s Secret Lingerie at L Brands, Inc., from 2016 to 2019.  Prior to joining L Brands, Inc., she was the Chief Executive Officer of Spanx, Inc. from 2014 to 2016.  She also served in various executive roles at Nike, Inc. from 2004 to 2014, including most recently as Corporate Vice President, Global Apparel.  Prior to Nike, Ms. Singer held key merchandising, marketing and global communications roles for Reebok, Chanel, Calvin Klein and Prada.  From 2015 to 2017, Ms. Singer also served as an independent board director of Kate Spade & Company.  We believe that Ms. Singer’s significant experience in building global consumer brands and consumer and retail leadership qualify her to serve on the Board.

Pursuant to the terms of the employment agreement between Ms. Singer and the Company, Ms. Singer will receive a base salary of $1,250,000 per year, will be eligible to earn an annual bonus with a target amount equal to 150% of her base salary, will receive a sign-on bonus of $2,500,000 and will be paid or reimbursed for relocation expenses up to $200,000 and for travel and short-term housing expenses prior to relocation.  For the fiscal year ending January 30, 2021, Ms. Singer’s annual bonus will be no less than the target amount.  Ms. Singer will be obligated to repay 100% of the sign-on bonus and relocation expenses if her employment terminates for cause or without good reason on or prior to the first anniversary of her employment commencement date and 50% of the sign-on bonus and relocation expenses if her employment so terminates following the first anniversary of the commencement date and on or prior to its second anniversary.  Further, if Ms. Singer becomes eligible for any severance payments upon termination of her employment, the severance payments will be offset by 50% of the amount of the sign-on bonus if the termination occurs on or prior to the first anniversary of the commencement date and by 25% of the amount of the sign-on bonus if the termination occurs following the first anniversary of the commencement date and on or prior to its second anniversary, in each case, with the offset generally taken in installments from severance payments made in the 12 months following the termination date.  Ms. Singer will be eligible to earn a performance incentive bonus in the aggregate amount of up to $15,000,000, in three tranches of up to $5,000,000 each, based on the achievement of certain performance goals to be established within 90 days of Ms. Singer’s commencement date.  Following the separation of the Company’s J. Crew and Madewell businesses (the “Madewell Separation”), generally as described in the Company’s Current Report on Form 8-K filed December 3, 2019, Ms. Singer will be granted an award of restricted common equity of the entity or other holding company of the successor to the Company that issues equity to management of the J. Crew business following the Madewell Separation, of which 50% will be subject to time-based vesting over four years and 50% will be subject to performance-based vesting based on the achievement of EBITDA goals.

Pursuant to the terms of her employment agreement, upon a termination of Ms. Singer’s employment by the Company without cause or by Ms. Singer for good reason, Ms. Singer will be entitled to (i) payment of the prior year’s annual bonus, to the extent not yet paid, and a pro-rated annual bonus for the year of termination based on actual performance; (ii) an additional 18 months’ vesting credit for the time-vesting portion of her equity award (or full vesting, if such termination occurs within 24 months following a change in control or for good reason due to the Company’s bankruptcy or similar restructuring that results in investment funds affiliated TPG Capital and Leonard Green Partners directly and indirectly owning less than one-third of the Company (a “restructuring”)); (iii) continued eligibility to vest in the performance-vesting portion of her equity award based on actual performance for 12 months following the termination date; (iv) up to 18 months’ subsidized COBRA premiums; and (v) severance payments equal to one and one-half times the sum (or two times such sum, if such termination is for good reason due to a restructuring) of Ms. Singer’s annual base salary and target annual bonus, payable as salary continuation over 18 months (or in the form of a lump sum in the event of a change in control).  In the event of a termination of Ms. Singer’s employment due to her death or disability, Ms. Singer will be entitled to receive payment of the prior year’s annual bonus, to the extent not yet paid, a pro-rated annual bonus for the year of termination based on actual performance and prorated vesting of the time-vesting portion of her equity award.

Ms. Singer has agreed to be bound by restrictive covenants: during her employment and for a period of 12 months thereafter, Ms. Singer is subject to non-competition and non-solicitation covenants; for a period of 24 months following termination of employment, Ms. Singer is subject to covenants relating to non-solicitation of employees; and Ms. Singer is subject to indefinite covenants related to confidentiality, assignment of intellectual property and cooperation in legal proceedings.

The foregoing description of the terms of the agreement does not purport to be a complete description and is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 5.02.

Effective as of February 2, 2020, Michael Nicholson will cease to be Interim Chief Executive Officer, and he will continue in his role as President and Chief Operating Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, entered into as of January 27, 2020, between the Company and Jan Singer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: January 28, 2020	By:	/s/ VINCENT ZANNA
Vincent Zanna
Chief Financial Officer and Treasurer

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